Exhibit 4.2

ONE HUNDRED SIXTY-SECOND

SUPPLEMENTAL INDENTURE

Southern California Edison Company

to

The Bank of New York Mellon Trust Company, N.A.

and

Reginald Brewer,

Trustees

DATED AS OF FEBRUARY 25, 2026

This One Hundred Sixty-Second Supplemental Indenture, dated as of the 25th day of February 2026, is entered into by and between Southern California Edison Company (between 1930 and 1947 named “Southern California Edison Company Ltd.”), a corporation duly organized and existing under and by virtue of the laws of the State of California and having its principal office and mailing address at 2244 Walnut Grove Avenue, in the City of Rosemead, County of Los Angeles, State of California 91770, and qualified to do business in the States of Arizona, New Mexico, and Nevada (hereinafter sometimes termed the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association having its mailing address at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, in the City of Chicago, State of Illinois 60606 (formerly named The Bank of New York Trust Company, N.A., successor Trustee to The Bank of New York, which was successor Trustee to Harris Trust and Savings Bank), and Reginald Brewer of 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, in the City of Chicago, State of Illinois 60606 (successor Trustee to D.G. Donovan, who was successor Trustee to R.G. Mason, Wells Fargo Bank, National Association, which was successor Trustee to Security Pacific National Bank, formerly named Security First National Bank and Security-First National Bank of Los Angeles, successor, by consolidation and merger, to Pacific-Southwest Trust & Savings Bank), as Trustees (hereinafter sometimes termed the “Trustees”);

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered to said Harris Trust and Savings Bank and said Pacific-Southwest Trust & Savings Bank, Trustees, a certain Indenture of Mortgage or Deed of Trust dated as of October 1, 1923, which said Indenture was duly filed for record and recorded in the offices of the respective recorders of the following counties: in the State of California Fresno County, Volume 397 of Official Records, page 1; Imperial County, Book 1174 of Official Records, page 966; Inyo County, Volume 154 of Official Records, page 417; Kern County, Book 379 of Trust Deeds, page 196; Kings County, Volume 84 of Deeds, page 1; Los Angeles County, Book 2963 of Official Records, page 1; Madera County, Volume 9 of Official Records, page 63; Merced County, Volume 363 of Official Records, page 1; Modoc County, Volume 230 of Official Records, page 119 et seq.; Mono County, Volume 64 of Official Records, page 29; Orange County, Book 496 of Deeds, page 1; Riverside County, Book 594 of Deeds, page 252; San Bernardino County, Book 825 of Deeds, page 1; San Diego County, Series 5 Book 1964, page 84061; Santa Barbara County, Book 229 of Deeds, page 30; Stanislaus County, Volume 465 of Official Records, page 370; Tulare County, Volume 50 of Official Records, page 1; Tuolumne County, Volume 274 of Official Records, page 568; and Ventura County, Volume 33 of Official Records, page 1; in the State of Nevada Clark County, Book 8 of Mortgages; Churchill County, Book 40 of Official Records, page 235; Lyon County, Book 39 of Mortgages, page 1; Mineral County, Book 13 of Official Records, page 794; Pershing County, Book 15 of Official Records, page 612; and Washoe County, Book 83 of Mortgages, page 301; in the State of Arizona LA- Paz County, Instrument No. 83-000212 of Official Records; Mohave County, Book 11 of Realty Mortgages; Maricopa County, Docket 4349 of Official Records, page 197; and Yuma County, Docket 369, page 310, (hereinafter referred to as the “Original Indenture”), to secure the payment of the principal of and interest on all bonds of the Company at any time outstanding thereunder, and (as to certain such filings or recordings) the principal of and interest on all Debentures of 1919 (referred to in the Original Indenture and now retired) outstanding; and

WHEREAS, the Company has heretofore executed and delivered to the Trustees one hundred sixty certain supplemental indentures, dated, respectively, as of March 1, 1927, April 25, 1935, June 24, 1935, September 1, 1935, August 15, 1939, September 1, 1940, January 15, 1948, August 15, 1948, February 15, 1951, August 15, 1951, August 15, 1953, August 15, 1954, April 15, 1956, February 15, 1957, July 1, 1957, August 15, 1957, August 15, 1958, January 15, 1960, August 15, 1960, April 1, 1961, May 1, 1962, October 15, 1962, May 15, 1963, February 15, 1964, February 1, 1965, May 1, 1966, August 15, 1966, May 1, 1967, February 1, 1968, January 15, 1969, October 1, 1969, December 1, 1970, September 15, 1971, August 15, 1972, February 1, 1974, July 1, 1974, November 1, 1974, March 1, 1975, March 15, 1976, July 1, 1977, November 1, 1978, June 15, 1979, September 15, 1979, October 1, 1979, April 1, 1980, November 15, 1980, May 15, 1981, August 1, 1981, December 1, 1981, January 16, 1982, April 15, 1982, November 1, 1982, November 1, 1982, January 1, 1983, May 1, 1983, December 1, 1984, March 15, 1985, October 1, 1985, October 15, 1985, March 1, 1986, March 15, 1986, April 15, 1986, April 15, 1986, July 1, 1986, September 1, 1986, September 1, 1986, December 1, 1986, July 1, 1987, October 15, 1987, November 1, 1987, February 15, 1988, April 15, 1988, July 1, 1988, August 15, 1988,

September 15, 1988, January 15, 1989, May 1, 1990, June 15, 1990, August 15, 1990, December 1, 1990, April 1, 1991, May 1, 1991, June 1, 1991, December 1, 1991, February 1, 1992, April 1, 1992, July 1, 1992, July 15, 1992, December 1, 1992, January 15, 1993, March 1, 1993, June 1, 1993, June 15, 1993, July 15, 1993, September 1, 1993, October 1, 1993, February 21, 2002, February 15, 2003, October 15, 2003, December 15, 2003, January 7, 2004, February 26, 2004, March 23, 2004, December 6, 2004, January 11, 2005, January 27, 2005, March 17, 2005, June 1, 2005, June 20, 2005, August 24, 2005, December 12, 2005, January 24, 2006, April 4, 2006, December 4, 2006, January 14, 2008, August 13, 2008, October 9, 2008, March 18, 2009, March 9, 2010, August 26, 2010, September 15, 2010, December 13, 2010, May 12, 2011, May 17, 2011, August 30, 2011, October 7, 2011, November 18, 2011, March 9, 2012, March 5, 2013, September 27, 2013, January 22, 2014, May 7, 2014, November 5, 2014, January 14, 2015, March 22, 2017, March 31, 2018, May 31, 2018, July 31, 2018, March 13, 2019, August 2, 2019, January 7, 2020, March 5, 2020, September 29, 2020, December 2, 2020, January 6, 2021, March 29, 2021, June 10, 2021, August 6, 2021, December 2, 2021, January 11, 2022, May 19, 2022, November 4, 2022, February 28, 2023, May 18, 2023, September 27, 2023,January 9, 2024, February 28, 2024, May 7, 2024, September 4, 2024, January 7, 2025 and March 13, 2025, which modify, amend and supplement the Original Indenture, such Original Indenture, as so modified, amended and supplemented, being hereinafter referred to as the “Amended Indenture”; and

WHEREAS, there have been issued and are now outstanding and entitled to the benefits of the Amended Indenture, First and Refunding Mortgage Bonds as follows:

Series	Due Date	Principal Amount
2004B	2034	$525,000,000
2004D	2035	$79,400,000
2004E	2035	$65,000,000
2004G	2035	$350,000,000
2005B	2036	$250,000,000
2005D	2029	$203,460,000
2005E	2035	$350,000,000
2006A	2036	$350,000,000
2006C	2028	$38,500,000
2006D	2033	$135,000,000
2006E	2037	$400,000,000
2008A	2038	$600,000,000
2009A	2039	$500,000,000
2010A	2040	$500,000,000
2010B	2040	$500,000,000
2010C	2029	$100,000,000
2010D	2031	$75,000,000
2011B	2029	$55,540,000
2011E	2041	$250,000,000
2012A	2042	$400,000,000
2013A	2043	$400,000,000
2013D	2043	$800,000,000
2015C	2045	$425,000,000
2017A	2047	$1,800,000,000
2018B	2028	$400,000,000
2018C	2048	$1,300,000,000
2019A 2019B 2019C	2029 2049 2029	$500,000,000 $600,000,000 $500,000,000
2020A 2020B 2020C	2050 2030 2026	$1,200,000,000 $550,000,000 $350,000,000
2021A	2051	$750,000,000
2021G	2031	$450,000,000
2021H	2051	$450,000,000
2022A	2032	$500,000,000
2022B	2052	$700,000,000

2022D	2027	$600,000,000
2022E	2052	$350,000,000
2022F	2027	$750,000,000
2022G	2032	$750,000,000
2023A	2028	$750,000,000
2023B	2053	$450,000,000
2023C	2026	$400,000,000
2023D	2053	$700,000,000
2023E	2028	$550,000,000
2024A	2027	$500,000,000
2024B	2034	$900,000,000
2024C	2026	$600,000,000
2024D	2029	$600,000,000
2024E	2054	$400,000,000
2024F	2031	$750,000,000
2024G	2026	$500,000,000
2025A	2035	$850,000,000
2025B	2055	$650,000,000
2025C	2030	$850,000,000
2025D	2055	$650,000,000

WHEREAS, the Company proposes presently to issue in fully registered form only, without coupons, one new series of the Company’s First and Refunding Mortgage Bonds, pursuant to resolutions of the Audit and Finance Committee of the Board of Directors or the Executive Committee of the Board of Directors of the Company, or actions by one or more officers of the Company, said new series to be designated as Series 2026A, Due 2033 (referred to herein as the “Bonds”), and the Company’s authorized bonded indebtedness has been increased to provide for the issuance of the Bonds; and

WHEREAS, the Company has acquired real and personal property since the execution and delivery of the One Hundred Sixty-First Supplemental Indenture which, with certain exceptions, is subject to the lien of the Amended Indenture by virtue of the after-acquired property clauses and other clauses thereof, and the Company now desires in this One Hundred Sixty-Second Supplemental Indenture (hereinafter sometimes referred to as this “Supplemental Indenture”) expressly to convey and confirm unto the Trustees all properties, whether real, personal or mixed, now owned by the Company (with the exceptions hereinafter noted); and

WHEREAS, for the purpose of further safeguarding the rights and interests of the holders of bonds under the Amended Indenture, the Company desires, in addition to such conveyance, to enter into certain covenants with the Trustees; and

WHEREAS, the making, executing, acknowledging, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Company;

NOW, THEREFORE, in order further to secure the payment of the principal of and interest on all of the bonds of the Company at any time outstanding under the Amended Indenture, as from time to time amended and supplemented, including specifically, but without limitation, the First and Refunding Mortgage Bonds, Series 2004B, Series 2004D, Series 2004E, Series 2004G, Series 2005B, Series 2005D, Series 2005E, Series 2006A, Series 2006C Series 2006D, Series 2006E, Series 2008A, Series 2009A, Series 2010A, Series 2010B, Series 2010C, Series 2010D, Series 2011B, Series 2011E, Series 2012A, Series 2013A, Series 2013C, Series 2013D, Series 2015C, Series 2017A, Series 2018B, Series 2018C, Series 2018D, Series 2018E, Series 2019A, Series 2019B, Series 2019C, Series 2020A, Series 2020B, Series 2020C, Series 2021A, Series 2021G, Series 2021H, Series 2021K, Series 2022A,Series 2022B, Series 2022C, Series 2022D, Series 2022E, Series 2022F, Series 2022G, Series 2023A, Series 2023B, Series 2023C, Series 2023D,Series 2023E, Series 2024A, Series 2024B, Series 2024C, Series 2024D, Series 2024E,Series 2024F,Series 2024G, Series 2025A, Series 2025B, Series 2025C, and Series 2025D

referred to above, all of said bonds having been heretofore issued and being now outstanding, and the Bonds, in the initial aggregate principal amount of $600,000,000, to be presently issued and outstanding; and to secure the performance and observance of each and every of the covenants and agreements contained in the Amended Indenture, and without in any way limiting (except as hereinafter specifically provided) the generality or effect of the Original Indenture or any of said supplemental indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture insofar as by any provision of any said Indenture any of the properties hereinafter referred to are subject to the lien and operation thereof, but to such extent (except as hereinafter specifically provided) confirming such lien and operation, and for and in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees, at or upon the ensealing and delivery of these presents (the receipt whereof is hereby acknowledged), the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, aliened, released, conveyed, assigned, transferred, warranted, mortgaged, and pledged, and by these presents does grant, bargain, sell, alien, release, convey, assign, transfer, warrant, mortgage, and pledge unto the Trustees, their successors in trust and their assigns forever, in trust, with power of sale, all of the following:

All and singular the plants, properties (including goods which are or are to become fixtures), equipment, and generating, transmission, feeding, storing, and distributing systems, and facilities and utilities of the Company in the Counties of Fresno, Imperial, Inyo, Kern, Kings, Los Angeles, Madera, Merced, Modoc, Mono, Orange, Riverside, San Bernardino, San Diego, Santa Barbara, Stanislaus, Tulare, Tuolumne, and Ventura, in the State of California, Churchill, Clark, Lyon, Mineral, Pershing, and Washoe, in the State of Nevada, La Paz and Maricopa, in the State of Arizona and elsewhere either within or without said States, with all and singular the franchises, ordinances, grants, easements, rights-of-way, permits, privileges, contracts, appurtenances, tenements, and other rights and property thereunto appertaining or belonging, as the same now exist and as the same or any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said Counties, or elsewhere either within or without said States;

Together with, to the extent permitted by law, all other properties, real, personal, and mixed (including goods which are or are to become fixtures), except as herein expressly excepted, of every kind, nature, and description, including those kinds and classes of property described or referred to (whether specifically or generally or otherwise) in the Original Indenture and/or in any one or more of the indentures supplemental thereto, now or hereafter owned, possessed, acquired or enjoyed by or in any manner appertaining to the Company, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, rents, issues, and profits thereof; it being hereby intended and expressly agreed that all the business, franchises, and properties, real, personal, and mixed (except as herein expressly excepted), of every kind and nature whatsoever and wherever situated, now owned, possessed, or enjoyed, and which may hereafter be in anywise owned, possessed, acquired, or enjoyed by the Company, shall be as fully embraced within the provisions hereof and be subject to the lien created hereby and by the Original Indenture and said supplemental indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture, as if said properties were particularly described herein;

Saving and excepting, however, anything contained herein or in the granting clauses of the Original Indenture, or of the above mentioned indentures supplemental thereto, or elsewhere contained in the Original Indenture or said supplemental indentures, to the contrary notwithstanding, from the property hereby or thereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it): all bills, notes, warrants, customers' service and extension deposits, accounts receivable, cash on hand or deposited in banks or with any governmental agency, contracts, choses in action, operating agreements and leases to others (as distinct from the property leased and without limiting any rights of the Trustees with respect thereto under any of the provisions of the Amended Indenture), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all office furniture and office equipment, motor vehicles and tools therefor, all materials, goods, merchandise, and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any property of the Company, and all electrical energy and other materials or products produced by the Company for sale, distribution, or use in the ordinary conduct of its business--other than any of the foregoing which has been or may be specifically transferred or assigned to or pledged or deposited with the Trustees, or any of them, under the Amended

Indenture, or required by the provisions of the Amended Indenture, so to be; provided, however, that if, upon the occurrence of a default under the Amended Indenture, the Trustees, or any of them, or any receiver appointed under the Amended Indenture, shall enter upon and take possession of the mortgaged and pledged property, the Trustees, or such Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property excepted by this paragraph then on hand which is used or useful in connection with the business of the Company, and collect, impound, use, and administer the same to the same extent as if such property were part of the mortgaged and pledged property and had been specifically mortgaged and pledged hereunder, unless and until such default shall be remedied or waived and possession of the mortgaged and pledged property restored to the Company, its successors or assigns, and provided further, that upon the taking of such possession and until possession shall be restored as aforesaid, all such excepted property of which the Trustees, or such Trustee or such receiver shall have so taken possession, shall be and become subject to the lien hereof, subject, however, to any liens then existing on such excepted property.

And the Company does hereby covenant and agree with the Trustees, and the Trustees with the Company, as follows:

PART I

The Trustees shall have and hold all and singular the properties conveyed, assigned, mortgaged and pledged hereby or by the Amended Indenture, including property hereafter as well as heretofore acquired, in trust for the equal and proportionate benefit and security of all present and future holders of the bonds and interest obligations issued and to be issued under the Amended Indenture, as from time to time amended and supplemented, without preference of any bond over any other bond by reason of priority in date of issuance, negotiation, time of maturity, or for any other cause whatsoever, except as otherwise in the Amended Indenture, as from time to time amended and supplemented, permitted, and to secure the payment of all bonds now or at any time hereafter outstanding under the Amended Indenture, as from time to time amended and supplemented, and the performance of and compliance with the covenants and conditions of the Amended Indenture, as from time to time amended and supplemented, and under and subject to the provisions and conditions and for the uses set forth in the Amended Indenture, as from time to time amended and supplemented.

PART II

Article I to Article Twenty-One, inclusive, of the Amended Indenture are hereby incorporated by reference herein and made a part hereof as fully as though set forth at length herein.

PART III

All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Amended Indenture, except when expressly herein otherwise defined.

PART IV

Pursuant to Section 1 of Article Five of the Original Indenture, as amended by Part IV, Subpart C, of the Sixth Supplemental Indenture, dated as of September 1, 1940, the notice to be given with respect to the redemption of the Bonds in whole or in part, shall be limited to and shall consist of the giving by the Company or The Bank of New York Mellon Trust Company, N.A., Trustee, of a notice in writing (including by electronic mail) of such redemption, at least 30 days, but not more than 60 days, prior to the date fixed for redemption to the holder of each Bond called for redemption at the holder's last address shown on the registry books of the Company. Failure to so provide such notice to the holder of any Bond shall not affect the validity of the redemption proceedings with respect to any other Bond.

PART V

The Bonds shall be in substantially the forms set forth in a resolution of the Board of Directors or the Executive Committee of the Board of Directors of the Company, or a certificate evidencing action by an officer or officers of the Company, and may have placed thereon such letters, numbers or other marks of identification and such legends or endorsements as set forth in this Supplemental Indenture or as may be required to comply with the Securities Act of 1933, as amended (the “Securities Act”), any other laws, any other rules of the Securities and Exchange Commission or any securities exchange, or as may, consistently herewith, be determined to be necessary or appropriate by the officers executing the Bonds, as evidenced by their execution of the Bonds.

PART VI

The duties, responsibilities, liabilities, immunities, rights, powers, and indemnities of the Trustees, and each of them, with respect to the trust created by the Amended Indenture, are hereby assumed by each of the Company and the Trustees and given to the Trustees, and each of them, with respect to the trust hereby created, and are so assumed and given subject to all the terms and provisions with respect thereto as set forth in the Amended Indenture, as fully and to all intents and purposes as if the same were herein set forth at length; and this Supplemental Indenture is executed by the Trustees for the purpose of evidencing their consent to the foregoing.

The recitals contained herein shall be taken as the statements of the Company, and the Trustees assume no responsibility for the correctness thereof. The Trustees make no representations as to the validity or sufficiency of this Supplemental Indenture.

PART VII

The Series 2026A Bonds need not be issued at the same time and any such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any Bond, for issuances of additional Bonds in an unlimited principal amount. Any such additional Bonds will have the same interest rate, maturity and other economic terms as those of that series initially issued, except for payment of interest accruing prior to the original issue date of such additional Bonds and, if applicable, for the first interest payment date following such original issue date.

PART VIII

The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, nor, to the knowledge of the Company, any directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).

The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, nor, to the knowledge of the Company, any directors or officers will use any part of the proceeds received in connection with the Supplemental Indenture or any other of the transaction documents (i) to fund or facilitate any activities of or business with any person who at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

PART IX

Electronic Signatures. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Supplemental Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this Supplemental Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

“Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

PART X

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

"Electronic Means" shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

PART XI

As amended and supplemented by this Supplemental Indenture, the Amended Indenture is in all respects ratified and confirmed, and the Original Indenture and all said indentures supplemental thereto including this Supplemental Indenture, shall be read, taken, and considered as one instrument, and the Company agrees to conform to and comply with all and singular the terms, provisions, covenants, and conditions set forth therein and herein.

PART XII

In case any one or more of the provisions contained in this Supplemental Indenture should be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions contained in this Supplemental Indenture, and, to the extent and only to the extent that any such provision is invalid, illegal, or unenforceable, this Supplemental Indenture shall be construed as if such provision had never been contained herein.

PART XIII

This Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its Senior Vice President, or one of its Vice Presidents and attested by the signature of its Secretary or one of its Assistant Secretaries, for and in its behalf; said The Bank of New York Mellon Trust Company, N.A. has caused its name to be hereunto affixed, and this Supplemental Indenture to be signed, by one of its Vice Presidents or Senior Associates or Agents; and said Reginald Brewer has hereunto executed this Supplemental Indenture; all as of the day and year first above written. Executed in counterparts and in multiple.

SOUTHERN CALIFORNIA EDISON COMPANY

/s/ Brendan Bond
BRENDAN BOND
Vice President and Treasurer

Attest:

/s/ Michael A. Henry

MICHAEL A. HENRY

~~Assistant~~ Secretary

(Seal)

THE BANK OF NEW YORK MELLON TRUST

COMPANY, N.A., Trustee

/s/ Ann M. Dolezal

Name: ANN M. DOLEZAL

Title: Vice President

/s/ Reginald Brewer

REGINALD BREWER

Trustee

Signed in Counterpart

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA}

}  ss.

COUNTY OF LOS ANGELES}

On this 25th day of February, 2026, before me, KAREN ABARCA, a Notary Public, personally appeared BRENDAN BOND and MICHAEL A. HENRY, who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity on behalf of which the persons acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

   /s/ Karen Abarca

Notary Public, State of California

(Seal)

My Commission expires on February 1, 2029

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF ILLINOIS  }

} ss.

COUNTY OF COOK  }

On this 25th day of February, 2026, before me, Mietka Collins, a Notary Public, personally appeared Ann M. Dolezal, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

  /s/ Mietka Collins
Notary Public, State of Illinois

(Seal)

My Commission expires on November 28, 2026.

STATE OF ILLINOIS}

}  ss.

COUNTY OF COOK}

On this 25th day of February, 2026, before me, Mietka Collins, a Notary Public, personally appeared REGINALD BREWER, Trustee, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

 /s/ Mietka Collins

Notary Public, State of Illinois

(Seal)

My Commission expires on November 28, 2026.

RECORDING REQUESTED BY

SOUTHERN CALIFORNIA EDISON COMPANY

WHEN RECORDED MAIL TO:

SOUTHERN CALIFORNIA EDISON COMPANY

TITLE AND REAL ESTATE SERVICES

2 INNOVATION WAY

POMONA, CA 91768

ATTENTION: CORPORATE REAL ESTATE

SPACE ABOVE THIS LINE FOR RECORDER’S USE

ONE HUNDRED SIXTY-SECOND SUPPLEMENTAL INDENTURE

Southern California Edison Company

to

The Bank of New York Mellon Trust Company, N.A.

and

Reginald Brewer,

Trustees

DATED AS OF FEBRUARY 25, 2026

RECORDING DATA

ONE HUNDRED SIXTY-SECOND SUPPLEMENTAL INDENTURE

The One Hundred Sixty-Second Supplemental Indenture of Southern California Edison Company, dated as of February 25, 2026, has been recorded and/or filed as follows:

STATE OF CALIFORNIA

County	Filing Date	Orig	Copy	Instrument Number, Book and Page
Fresno
Imperial
Inyo
Kern
Kings
Los Angeles
Madera
Merced
Modoc
Mono
Orange
Riverside
San Bernardino
San Diego
Santa Barbara
Stanislaus
Tulare
Tuolumne
Ventura

STATE OF ARIZONA

County
La Paz
Maricopa

STATE OF NEVADA

County
Churchill
Clark
Lyon
Mineral
Pershing
Washoe